                                                                    Exhibit 99.2

             Please mark your vote         [X]
             as indicated in this example

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

    1.  Approval of an Agreement and Plan of Merger, dated as of September 28, 1999, by and among Wells
        Fargo & Company ("Wells Fargo"), a Delaware corporation, Romero Acquisition Corp. ("Merger Sub"), a
        Washington corporation, and Ragen MacKenzie Group Incorporated ("Ragen MacKenzie"), and the
        transactions contemplated thereby, including the merger of Merger Sub, a wholly-owned subsidiary of
        Wells Fargo, with and into Ragen MacKenzie upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the enclosed Proxy Statement-Prospectus.
                                        [_] FOR   [_] AGAINST   [_] ABSTAIN
    2.  In their discretion, to transact any other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.
                                        [_] FOR   [_] AGAINST   [_] ABSTAIN

Signature(s) ___________________________________________  Date ________________

Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of mailing and the proxy statement is hereby acknowledged.

 ................................................................................

                                     PROXY

                       RAGEN MACKENZIE GROUP INCORPORATED

This Proxy is solicited by the Board of Directors for the Special Meeting of Shareholders -- March 16, 2000.

   The undersigned hereby appoint(s) Lesa A. Sroufe and V. Lawrence Bensussen and each of them as proxies with full power of substitution, to represent and vote as designated all shares of Common Stock of Ragen MacKenzie Group Incorporated held by record by the undersigned on February 3, 2000 at the special meeting of shareholders of Ragen MacKenzie Group Incorporated to be held at The Rainier Club, 820 Fourth Avenue, Seattle, Washington, at 8:00 a.m. local time, on Thursday, March 16, 2000, with authority to vote upon the matter listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

              IMPORTANT -- PLEASE DATE AND SIGN ON THE OTHER SIDE